Exhibit 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

To the Board of Directors of
Barnabus Enterprises Ltd.

We consent to the use in this Amendment No. 3 to Form SB-2 Registration Statement of our report dated July 2, 2002 relating to the audited financial statements of Barnabus Enterprises Ltd. for the period ended May 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Dale Matheson Carr-Hilton

DALE, MATHESON, CARR-HILTON
CHARTERED ACCOUNTANTS
Vancouver, B.C.

April 2, 2003